Exhibit 5.1

A&L Goodbody LLP	Dublin Belfast London New York San Francisco Palo Alto
3 Dublin Landings
North Wall Quay, Dublin 1
D01 C4E0
T: +353 1 649 2000
DX: 29 Dublin | www.algoodbody.com

Date	18 August 2023

Our Ref	01416740

Your Ref

RVL Pharmaceuticals plc

3 Dublin Landings

North Wall Quay

Dublin 1

D01C4E0

Ireland

Re: RVL Pharmaceuticals plc (the Company)

Dear Sirs

We are acting as Irish counsel to the Company, a public limited company incorporated under the laws of Ireland (registered number 607944), in connection with the issuance and sale by the Company of the following securities (the Securities):

●	Up to 11,000,000 ordinary shares, par value $0.01 per share (the Shares); and

●	Pre-funded share purchase warrants (the Warrants) to purchase 870,846 ordinary shares (the Warrant Shares),

pursuant to (i) a registration statement on Form S-3 (File No. 333-269440) filed by the Company, on 27 January 2023, with the U.S. Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Securities Act) (the Registration Statement) and the prospectus contained therein (the Base Prospectus) for the registration of, among other things, ordinary shares, nominal value of $0.01 per share, of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an initial aggregate offering price not to exceed $200,000,000; and (ii) the prospectus supplement, dated 15 August 2023 (the Prospectus Supplement and together with the Base Prospectus, the Prospectus) relating to the issuance and sale by the Company of the Shares, the Warrants and the Warrant Shares.

H.C. Wainwright & Co., LLC have acted as placement agent (the Placement Agent) to this proposed equity offering, as documented in a securities purchase agreement between the Company and the Purchaser of the Securities as defined therein dated 15 August 2023 (the Securities Purchase Agreement).

1	In connection with this Opinion, we have examined and relied upon copies of:

1.1	the Registration Statement;

1.2	the Prospectus Supplement;

1.3	the Securities Purchase Agreement;

Consultants: Professor JCW Wylie ● MA Greene ● AV Fanagan ● PM Law ● SW Haughey ● PV Maher

1.4	the form of Pre-Funded Warrant attached to the Securities Purchase Agreement as Exhibit A-1 (together with the Securities Purchase Agreement, the Transaction Documents); and

1.5	copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches, as of the date hereof, in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures (electronic or otherwise), that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

2	We have further assumed:

2.1	that the constitution of the Company which became effective on 14 January 2022 (the Constitution), and as is available in the Irish Companies Registration Office (the CRO), is correct and up to date;

2.2	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction Documents;

2.3	that where the Transaction Documents have been executed on behalf of the Company using a software platform that enables an advanced electronic signature or a qualified electronic signature to be applied to that agreement, that each such signature was applied under the authority and control of the relevant signatory;

2.4	the accuracy and completeness of all information appearing on public records;

2.5	none of the resolutions and authorities of the board of directors, any committee of the board of directors or shareholders of the Company upon which we have relied have been or will be varied, amended or revoked in any respect or have expired and that the Shares, the Warrants and the Warrant Shares will be issued in accordance with such resolutions and authorities;

2.6	that any issue of Shares and Warrant Shares will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of such Shares and Warrant Shares of cash at least equal to the nominal value of such Shares and/or Warrant Shares;

2.7	that, at the time of issuance of any of the Warrant Shares, the Company will have sufficient authorised but unissued share capital to issue the Warrant Shares;

2.8	without having made any investigation, that the terms of the Transaction Documents are lawful and fully enforceable under United States federal law, New York State law and all other applicable laws (if any) other than the laws of Ireland;

2.9	the accuracy and completeness as to factual matters of the representations and warranties of the Company contained in the Transaction Documents and the accuracy of all certificates provided to us by the Company; and

2.10	the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will issue the Shares, the Warrants and the Warrant Shares in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the issue of any Shares, Warrants and Warrant Shares; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the issue of any Shares, Warrants and Warrant Shares; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the issue of any Shares, Warrants and Warrant Shares; and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the issue of any Shares, the Warrants and the Warrant Shares.

3	Subject to the foregoing and to the within additional qualifications and assumptions, we are of the opinion:

3.1	the Shares and the Warrant Shares, when issued in accordance with the terms and conditions of the Securities Purchase Agreement, including the payment of the relevant subscription amounts, will be duly authorised, validly issued, fully paid and will not be subject to calls for any additional payments (non-assessable); and

3.2	provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, then the Warrants, when issued and allotted as described in the Prospectus, assuming a sufficient number of Warrant Shares are at the time available for issuance, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing.

In rendering this Opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on 18 August 2023 and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters”.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody LLP

A&L Goodbody LLP

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